                                                                     Exhibit 8.1

              [LETTERHEAD OF MILBANK, TWEED, HADLEY & McCLOY LLP]

                                                     December 21, 2001

Corel Corporation
1600 Carling Avenue
Ottawa, Ontario K1Z 8R7
Canada

   Re:  Merger of Calgary II Acquisition Corp. and SoftQuad Software, Ltd.

Ladies and Gentlemen:


   We are acting as your special United States tax counsel in connection with the filing by Corel Corporation (the "Company") of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the merger of Calgary II Acquisition Corp. and SoftQuad Software Ltd. (the "Merger").

   We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

   We express no opinion as to any laws other than the federal income tax laws of the United States of America.

   Subject to the assumptions, qualifications and limitations herein and in the Registration Statement under the heading "The Merger Agreement + Material United States Federal Income Tax Consequences," the discussion in the Registration Statement with respect to United States taxation under the heading "Material United States Federal Income Tax Consequences," to the extent it states matters of law or legal conclusions, represents our opinion with respect to the material United States federal income tax consequences of the Merger for United States SoftQuad shareholders and United States holders of SoftQuad options.

   This opinion is based upon existing provisions of the Internal Revenue Code of 1986, the Treasury Regulations promulgated or proposed thereunder, and interpretations thereof by the Internal Revenue Service (the "IRS") and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. No ruling has been or will be sought from the IRS as to the federal income tax consequences of any aspect of the Merger. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion. Further, no assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur or become effective.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our Firm in the Registration Statement under the caption "The Merger Agreement and Participation Rights Agreement--Material United States Federal Income Tax Consequences" and under the caption "Legal Matters." In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Milbank, Tweed, Hadley & McCloy
                                           LLP

                                          Milbank, Tweed, Hadley & McCloy LLP

                                       2